4484 Wilshire Boulevard Los Angeles, California 90010 (323) 937-1060 Fax (323) 857-7125

Press Release

FOR MORE INFORMATION, CONTACT:
Theodore Stalick, VP/CFO
(323) 937-1060
www.mercuryinsurance.com
For Release: May 4, 2009

Mercury General Corporation Announces First Quarter Results and Declares
Quarterly Dividend

Los Angeles, California…Mercury General Corporation (NYSE: MCY) reported today for the first quarter of 2009:
Consolidated Highlights

	Three Months Ended
	March 31,		Change
	2009	2008	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$670,892	$729,266	$(58,374)	(8.0)
Net income (loss)	$96,653	$(3,961)	$100,614	NM
Net income (loss) per diluted share (2)	$1.75	$(0.07)	$1.82	NM
Operating income (1)	$45,999	$55,928	$(9,929)	(17.8)
Operating income per diluted share (1)	$0.83	$1.02	$(0.19)	(18.6)
Positive development on prior periods' loss reserves (3)	$21,000	$5,000	$16,000	—
Severance related expenses (3) (5)	$8,000	$—	$8,000	—
Expense related to amortization of AIS deferred policy acquisition costs (3) (4) (5)	$12,000	NA	NA	NA
Combined ratio	96.9%	95.4%	—	1.5 pts
Combined ratio-accident period basis (1)	100.1%	96.1%	—	4.0 pts

(1)
These measures are not based on U.S. generally accepted accounting principles (“GAAP”) and are defined and reconciled to the most directly comparable GAAP measures in “Information Regarding Non-GAAP Measures.”

(2)	The dilutive impact of incremental shares is excluded from loss positions in 2008 in accordance with GAAP.
(3)	The amounts are estimated and rounded to the nearest million.
(4)
Represents the net expense related to Auto Insurance Specialists, LLC (“AIS”) deferred commissions at December 31, 2008 amortized in 2009 partially offset by deferred costs related to policy sales made by AIS in 2009. The Company expects an additional $3 million impact in the second quarter of 2009 and no material impact thereafter.

(5)	The impact of these two items is a 3 point increase to the 2009 combined ratio.
(NM)	Not meaningful
(NA)	Not applicable

Net income in the first quarter 2009 was $96.7 million ($1.75 per share-diluted) compared with net loss of $4.0 million ($0.07 per share) for the same period in 2008.  Included in net income are net realized investment gains, net of tax, of $50.7 million ($0.92 per share-diluted) in the first quarter of 2009 compared with net realized investment losses, net of tax, of $59.9 million ($1.09 per share) for the same period in 2008.  Operating income was $46.0 million ($0.83 per share-diluted) for the first quarter of 2009, down 17.8% from the same period in 2008.

As a result of the adoption of SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), changes in unrealized gains and losses on all investments that prior to January 1, 2008 were recorded as changes to accumulated other comprehensive income on the balance sheet are now recorded as realized gains and losses on the statement of operations.  During the first quarter of 2009, the Company recorded approximately $101 million of pre-tax gains due to changes in the fair value of its fixed maturity portfolio and approximately $10 million of pre-tax losses due to changes in the fair value of its equity security portfolio.  Net realized investment gains, net of tax of $50.7 million, in the first quarter of 2009 include the changes in the fair value of the investment portfolio and approximately $9 million, net of tax, in losses realized from the sale of equity securities.

Company-wide net premiums written were $670.9 million in the first quarter 2009, an 8.0% decrease over the first quarter 2008 net premiums written of $729.3 million.  California net premiums written were $526.9 million in the first quarter of 2009, a decrease of 8.5% over the same period in 2008.  Non-California net premiums written were $144.0 million in the first quarter of 2009, a 6.3% decrease over the same period in 2008.

Net investment income of $37.9 million (after tax $33.4 million) in the first quarter of 2009 decreased by 3.5% over the same period in 2008.  The after-tax yield on investment income was 4.1% on average investments of $3.3 billion (fixed maturities, equities and short-term investments at cost) for the quarter.  This compares with an after-tax yield on investment income of 3.9% on average investments of $3.5 billion (fixed maturities, equities and short-term investments at cost) for the same period in 2008.

Effective January 1, 2009, the Company acquired all of the membership interests of AIS Management LLC, a California limited liability company, which is the parent company of AIS and PoliSeek AIS Insurance Solutions, Inc. for $120 million.  Prior to the acquisition, the Company deferred the recognition of commissions paid to AIS to match the earnings of the related premiums.  As AIS is now a wholly-owned subsidiary, commissions paid are no longer deferrable.  During the first quarter of 2009, the amortization of deferred commissions offset by deferrable direct sales cost impacted the statement of operations by $12 million.  The Company expects an additional $3 million impact in the second quarter of 2009 and no material impact thereafter.

To improve profitability, the Company has implemented several cost reduction programs, including a salary freeze, a suspension of the employee 401(k) matching program, and a workforce reduction of approximately 360 employees (7% of workforce) primarily located in California.  As a result of the workforce reduction, an $8 million expense was recorded in the first quarter of 2009.  The annualized cost savings from these cost reduction programs are expected to be over $20 million, which will begin to be realized in the second quarter of 2009.

The Board of Directors declared a quarterly dividend of $0.58 per share. The dividend is to be paid on June 29, 2009 to shareholders of record on June 15, 2009.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company’s website at www.mercuryinsurance.com.  The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through May 11, 2009. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International).  The conference ID# is 95278578. The replay will also be available on the Company’s website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  The statements contained in this press release are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company.  Actual results may differ from those projected in the forward-looking statements.  These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties:  changes in the demand for the Company’s insurance products, inflation and in general economic conditions, including the impact of current economic conditions on the Company's market and investment portfolio; the accuracy and adequacy of the Company’s pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; general market risks associated with the Company’s investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company’s loss reserves in general; the Company’s ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company’s success in expanding its business in states outside of California; the Company’s ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.  For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s filings with the Securities and Exchange Commission.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management’s opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company’s performance, but that may not be presented in accordance with U.S. generally accepted accounting principles. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is meant as supplemental information and is not intended to replace net income. It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

		Three Months Ended
		March 31,
	Total		Per diluted share (1)
	2009	2008	2009	2008
(000's except per-share amounts)
Operating income	$45,999	$55,928	$0.83	$1.02
Net realized investment gains (losses), net of tax	50,654	(59,889)	0.92	(1.09)
Net income (loss)	$96,653	$(3,961)	$1.75	$(0.07)

(1)	The dilutive impact of incremental shares is excluded from loss positions in 2008 in accordance with GAAP.

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace net premiums earned. It should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is meant as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods’ loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company’s business that may be obscured by development on prior accident periods’ loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Three Months Ended
	March 31,
	2009	2008

Combined ratio-accident period basis	100.1%	96.1%
Effect of estimated prior periods' loss development	-3.2%	-0.7%
Combined ratio	96.9%	95.4%

Mercury General Corporation and Subsidiaries
Summary of Operating Results
(000's except per-share amounts and ratios)
(unaudited)

	Quarter Ended March 31,
	2009	2008
Net premiums written	$670,892	$729,266
Net premiums earned	666,063	720,916
Paid losses and loss adjustment expenses	485,466	544,932
Incurred losses and loss adjustment expenses	444,292	483,473
Net investment income	37,914	39,299
Net realized investment gains (losses), net of tax	50,654	(59,889)
Net income (loss)	$96,653	$(3,961)

Basic average shares outstanding	54,767	54,730

Diluted average shares outstanding	55,091	54,750

Basic Per Share Data
Net income (loss)	$1.76	$(0.07)

Net realized investment gains (losses), net of tax	$0.92	$(1.09)

Diluted Per Share Data (a)
Net income (loss)	$1.75	$(0.07)

Net realized investment gains (losses), net of tax	$0.92	$(1.09)

Operating Ratios-GAAP Basis
Loss ratio	66.7%	67.1%
Expense ratio	30.2%	28.3%
Combined ratio	96.9%	95.4%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$670,892	$729,266
Increase in unearned premiums	(4,829)	(8,350)
Net premiums earned	$666,063	$720,916

Paid losses and loss adjustment expenses	$485,466	$544,932
Decrease in net loss and loss adjustment expense reserves	(41,174)	(61,459)
Incurred losses and loss adjustment expenses	$444,292	$483,473

(a) The dilutive impact of incremental shares in 2008 is excluded from loss positions in accordance with GAAP

Mercury General Corporation and Subsidiaries
Other Supplemental Information
(000's except ratios)
(unaudited)

	Quarter Ended March 31,
	2009	2008
California Operations (1)
Net Premiums Written	$526,901	$575,559
Net Premiums Earned	522,505	564,593

Loss Ratio	64.1%	67.4%
Expense Ratio	30.1%	26.7%
Combined Ratio	94.2%	94.1%

Loss Ratio-Accident Period Basis (3)	67.5%	66.5%

Non-California Operations (2)
Net Premiums Written	$143,991	$153,707
Net Premiums Earned	143,558	156,323

Loss Ratio	76.2%	65.9%
Expense Ratio	30.3%	34.3%
Combined Ratio	106.5%	100.2%

Loss Ratio-Accident Period Basis (3)	78.3%	72.3%

	At March 31,
Policies-in-Force (000's)	2009	2008

California Personal Auto	1,053	1,109
California Commercial Auto	16	18
Non-California Personal Auto	264	278
California Homeowners	281	269
Florida Homeowners	11	12

Notes:
All ratios are calculated on GAAP basis except Loss Ratio-Accident Period Basis.
(1)	Includes homeowners, auto, commercial property and other immaterial California business lines
(2)	Includes all states except California
(3)	Ratio for three months excludes estimated development on December 31, 2008 and prior loss reserves and December 31, 2007 and prior loss reserves for 2009 and 2008, respectively

Mercury General Corporation and Subsidiaries
Condensed Balance Sheets and Other Information
(000's except per-share amounts and ratios)
(unaudited)

	March 31, 2009	December 31, 2008

Investments:
Fixed maturities trading, at fair value (amortized cost $2,731,008; $2,728,471)	2,585,225	2,481,673
Equity securities trading, at fair value (cost $392,577; $403,773)	225,907	247,391
Short-term investments, at fair value (amortized cost $94,106; $208,278)	94,085	204,756
Total investments	2,905,217	2,933,820
Net receivables	348,942	339,992
Deferred policy acquisition costs	188,745	200,005
Other assets	689,058	476,378
Total assets	$4,131,962	$3,950,195

Losses and loss adjustment expenses	$1,092,245	$1,133,508
Unearned premiums	884,496	$879,651
Notes payable	275,888	158,625
Other liabilities	319,989	284,360
Shareholders' equity	1,559,344	1,494,051
Total liabilities and shareholders' equity	$4,131,962	$3,950,195

Common stock-shares outstanding	54,770	54,764
Book value per share	$28.47	$27.28
Estimated statutory surplus	$1.4 billion	$1.4 billion
Estimated premiums written to surplus ratio	2.0	2.0
Debt to total capital ratio	15.0%	9.6%
Portfolio duration	6.3 years	6.5 years